Exhibit 99.1

Consolidated Communications Announces Repricing of Term Loan

Company completes opportunistic repricing; Expects to achieve interest expense savings of approximately $18 million per year

MATTOON, Ill., Apr. 5, 2021 -- Consolidated Communications Holdings, Inc. (NASDAQ: CNSL) (“Consolidated” or the “Company”) announced today that its wholly-owned subsidiary, Consolidated Communications, Inc., completed a repricing of its existing term loan, due October 2027.

The Company entered into a second amendment to its credit agreement to refinance $999.9 million of its Term Loan B at LIBOR plus 3.50% with a 0.75% LIBOR floor. The repricing of the term loan reduced the combined interest rate margin and LIBOR floor by 1.5%.

This repricing of the Company’s term loan was executed in conjunction with the recent issuance of the Company’s $400 million, 5.000%, senior secured note offering, due 2028 (the “Notes Offering”). As previously announced, net proceeds of the Notes Offering were used to repay a portion of the term loan. The repayment was applied to the remaining amortization payments in direct order of maturity, thereby eliminating approximately $14 million in annual amortization through the life of the loan.

The repricing, combined with the recent Notes Offering, is expected to reduce annual cash interest by approximately $18 million per year. The term loan maturity date is October 2027. All other material provisions under the credit agreement remain unchanged.

“With current, favorable capital market conditions and strong support from lenders, we were opportunistic with the issuance of the $400 million of new senior secured notes and with the repricing of our secured term loan,” said Steve Childers, chief financial officer of Consolidated Communications. “We’re very pleased with the outcome, which we estimate will result in $18 million in annual cash interest savings while also eliminating approximately $14 million in annual term loan amortization. We believe that this action will further enhance our already strong cash and liquidity position to further support our fully funded fiber build plans.”

The Company is updating its 2021 guidance for cash interest expense to be in a range of $130 million to $135 million. The previous outlook for cash interest expense was a range of $142 million to $152 million.

The Company completed a global refinancing in October 2020. Giving effect for these transactions, a summary of our current capital structure is as follows:

●	a five-year revolving credit facility of $250 million
●	a secured term loan in the aggregate amount of $999.9 million due 2027
●	senior secured notes totaling $1,150 million due 2028, of which:
o	$750 million aggregate principal at 6.5%
o	$400 million aggregate principal at 5.0%

Wells Fargo Securities, LLC was the lead arranger for the term loan refinancing and Morgan Stanley Co. LLC was the lead book runner for the bond offering.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These forward-looking statements reflect, among other things, our current expectations, plans, strategies, and anticipated financial results. There are a number of risks, uncertainties, and conditions that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. These risks and uncertainties include a number of factors related to our business, including the uncertainties relating to the impact of the novel coronavirus (COVID-19) pandemic on Consolidated’s business, results of operations, cash flows, stock price and employees; the possibility that any of the anticipated benefits of the strategic investment from Searchlight Capital Partners, L.P. will not be realized; the outcome of any legal proceedings that may be instituted against Consolidated or its directors; the ability to obtain regulatory approvals and meet other closing conditions to the investment on a timely basis or at all, including the risk that regulatory approvals required for the investment are not obtained on a timely basis or at all, or are obtained subject to conditions that are not anticipated or that could adversely affect Consolidated or the expected benefits of the investment; the anticipated use of proceeds of the strategic investment and the Offering; economic and financial market conditions generally and economic conditions in our service areas; various risks to the price and volatility of our common stock; changes in the valuation of pension plan assets; our substantial amount of debt and our ability to repay or refinance it or incur additional debt in the future; our need for a significant amount of cash to service and repay the debt restrictions contained in our debt agreements that limit the discretion of management in operating the business; regulatory changes, including changes to subsidies, rapid development and introduction of new technologies and intense competition in the telecommunications industry; risks associated with our possible pursuit of acquisitions; system failures; cyber-attacks, information or security breaches or technology failure of ours or of a third party; losses of large customers or government contracts; risks associated with the rights-of-way for the network; disruptions in the relationship with third party vendors; losses of key management personnel and the inability to attract and retain highly qualified management and personnel in the future; changes in the extensive governmental legislation and regulations governing telecommunications providers and the provision of telecommunications services; new or changing tax laws or regulations; telecommunications carriers disputing and/or avoiding their obligations to pay network access charges for use of our network; high costs of regulatory compliance; the competitive impact of legislation and regulatory changes in the telecommunications industry; and liability and compliance costs regarding environmental regulations; and risks associated with discontinuing paying dividends on our common stock. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements are discussed in more detail in our filings with the SEC, including our reports on Form 10-K and Form 10-Q. Many of these circumstances are beyond our ability to control or predict. Moreover, forward-looking statements necessarily involve assumptions on our part. These forward-looking statements generally are identified by the words “believe,” “expect,” “anticipate,” “estimate,” “project,” “intend,” “plan,” “should,” “may,” “will,” “would,” “will be,” “will continue” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of Consolidated and its subsidiaries to be different from those expressed or implied in the forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements that appear throughout this press release. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the U.S. Securities and Exchange Commission, we disclaim any intention or obligation to update or revise publicly any forward-looking statements. You should not place undue reliance on forward-looking statements.

About Consolidated Communications

Consolidated Communications Holdings, Inc. (NASDAQ: CNSL) is a leading broadband and business communications provider serving consumers, businesses, and wireless and wireline carriers across rural and metro communities and a 23-state service area. Leveraging an advanced fiber network spanning 46,600 fiber route miles, Consolidated Communications is a top-10 fiber provider in the U.S. offering a wide range of communications solutions, including: high-speed Internet, data, phone, security, managed services, cloud services and wholesale, carrier solutions. From our first connection 125 years ago, Consolidated is dedicated to turning technology into solutions, connecting people and enriching how they work and live. Visit www.consolidated.com for more information.

Contact:
Investor Relations
Jennifer Spaude
investor@consolidated.com

507-386-3765

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